Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.333-224487 on Form S-8 of OP Bancorp of our report dated March 15, 2019 relating to the financial statements appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Los Angeles, California

March 15, 2019